UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2020
OPKO Health, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33528	75-2402409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd.	Miami,	Florida	33137
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (305) 575-4100

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OPK	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 18, 2020, the Board of Directors of OPKO Health, Inc. (the “Company”), appointed Roger J. Medel, M.D. as a new director with immediate effect to serve until the Company’s 2021 Annual Meeting of Stockholders and until his successor shall be duly elected or appointed or his earlier death or resignation. Dr. Medel has not been named to any committees of the Board of Directors at this time. There is no arrangement or understanding between Dr. Medel and any other persons pursuant to which Dr. Medel was selected as a director. The Board has determined that Dr. Medel is independent under the applicable rules of the Securities and Exchange Commission and the Nasdaq Stock Market.
Dr. Medel is the co-founder of MEDNAX, Inc., a national health solutions partner comprised of the nation’s leading providers of physician services, and has served as a director of MEDNAX since 1979. Dr. Medel served as MEDNAX’s President until May 2000 and again from March 2003 until May 2004. He served as Chief Executive Officer of MEDNAX from 1979 until December 2002, and again from March 2003 until July 2020 when he retired. Dr. Medel has served as a member of the Board of Trustees of the Dana Farber Cancer Institute, Inc. since January 2016. He was a member of the Board of Trustees of the University of Miami from January 2004 to February 2012. Dr. Medel actively participates as a member of several medical and professional organizations and from June 2006 to April 2009, served on the Board of Directors of MBF Healthcare Acquisition Corp.
GeneDx Inc. (“GeneDx”), a subsidiary of the Company, is a party to a joint venture with Mednax Services, Inc. (“Mednax Services”), a subsidiary of MEDNAX. Upon its formation in August 2020, GeneDx contributed $245,000 to the joint venture, and Mednax Services contributed $255,000. Adam Logal, the Company’s CFO, is the chair and sits on the Board of Managers of the joint venture. Mednax Services provides administrative services to the joint venture pursuant to an administrative services agreement. GeneDx provides laboratory services to the joint venture.
Except as described above, since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction, or any currently proposed transaction, in which Dr. Medel had or will have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.
Dr. Medel will participate in the standard non-employee director compensation arrangements described in the section entitled “Director Compensation” that is included in the Company’s 2020 Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2020. The Company has also entered into its standard director indemnification agreement with Dr. Medel, a form of which has been filed or incorporated by reference as Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 2, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

	By:	/s/ Steven D. Rubin
Date: December 21, 2020	Name:	Steven D. Rubin
	Title:	Executive Vice President-Administration